UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)    March 6, 2019    (March 4, 2019)

TWIN DISC, INCORPORATED

(Exact name of registrant as specified in its charter)

WISCONSIN	001-7635	39-0667110
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1328 Racine Street             Racine, Wisconsin 53403

(Address of principal executive offices)

Registrant's telephone number, including area code:     (262)638-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                   Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                                                                          ☐

Item 1.01     Entry into a Material Definitive Agreement.

On March 4, 2019, Twin Disc, Incorporated (the “Company”) entered into a second amendment (the “Second Amendment”) to the June 29, 2018 credit agreement (the “Credit Agreement”) between the Company and BMO Harris Bank, N.A. (the “Bank”). The Second Amendment reduces the principal amount of the term loan commitment under the Credit Agreement from $35,000,000 to $20,000,000. In connection with the Second Amendment, the Company issued an amended and restated term note in the amount of $20,000,000 to the Bank, which amended the original $35,000,000 note provided under the Credit Agreement.

Prior to entering into the Second Amendment, the outstanding principal amount of the term loan (the “Term Loan”) under the Credit Agreement was $10,849,000. On the date of the Second Amendment, the Bank made an additional advance on the Term Loan to the Company in the amount of $9,151,000. The Second Amendment also extended the maturity date of the Term Loan from January 2, 2020 to March 4, 2026, and added a requirement that the Company make principal installments of $500,000 per quarter starting with the quarter ending June 30, 2019.

The Second Amendment also reduces the applicable margin for purposes of determining the interest rate applicable to the Term Loan. Previously, the applicable margin was 3.00%, which was added to the Monthly Reset LIBOR Rate or the Adjusted LIBOR, as applicable. Under the Second Amendment, the applicable margin is between 1.375% and 2.375%, depending on the Company’s total funded debt to EBITDA ratio.

The Second Amendment also adjusts certain financial covenants made by the Company under the Credit Agreement. Specifically, the Company has covenanted (i) not to allow its total funded debt to EBITDA ratio to be greater than 3.00 to 1.00 (the cap had previously been 3.50 to 1.00 for quarters ending on or before September 30, 2019 and 3.25 to 1.00 for quarters ending on or about December 31, 2019 through September 30, 2020), and (ii) that its tangible net worth will not be less than $100,000,000 plus 50% of net income for each fiscal year ending on and after June 30, 2019 for which net income is a positive number (the $100,000,000 figure had previously been $70,000,000).

The above description of the Second Amendment is qualified in its entirety by reference thereto, and further by reference to the Amended and Restated Term Note, copies of which are filed as Exhibits 1.1 and 1.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

(d)     Exhibits.

EXHIBIT NUMBER	DESCRIPTION

1.1	Amendment No. 2 to June 29, 2018 Credit Agreement between Twin Disc, Incorporated and BMO Harris Bank, N.A.

1.2	Amended and Restated Term Note

SIGNATURE

Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 6, 2019	Twin Disc, Incorporated

_/s/ Jeffrey S. Knutson
Jeffrey S. Knutson
Vice President-Finance, Chief Financial Officer, Treasurer & Secretary